UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2022

Convey Health Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40506	84-2099378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 SE 3rd Avenue, 26th Floor, Fort Lauderdale, Florida 33394

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 559-9358

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CNVY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Convey Health Solutions Holdings, Inc. (the “Company”) will hold its 2022 annual meeting of stockholders (the “2022 Annual Meeting”) on June 1, 2022. Further details about the 2022 Annual Meeting, including the time and location, will be set forth in the Company’s 2022 proxy statement.

The Third Amended and Restated Bylaws of the Company (the “Bylaws”) contain advance notice procedures for stockholders to make nominations of candidates for election as directors or to bring other business before the annual meeting of stockholders. For the 2022 Annual Meeting, any stockholder notice for this purpose must be delivered to the attention of the Secretary at the principal executive offices of the Company (100 SE 3rd Avenue, 26th Floor, Fort Lauderdale, Florida, 33394) not earlier than the close of business on February 15, 2022 and not later than the close of business on March 17, 2022 (the 120th and 90th day, respectively, prior to the anniversary of June 15, 2021, which is the deemed date of the 2021 annual meeting of stockholders of the Company pursuant to the Bylaws), and must otherwise comply with the applicable requirements in the Bylaws.

If a stockholder wishes to submit a proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, such proposal must be received by the Company at its principal executive offices to the attention of the Secretary no later than February 4, 2022 and such stockholder must otherwise comply with the requirements of Rule 14a-8 in order for the proposal to be considered for inclusion in the Company’s 2022 proxy statement and proxy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVEY HEALTH SOLUTIONS HOLDINGS, INC.
Date: January 11, 2022	By:	/s/ Timothy Fairbanks
	Name:	Timothy Fairbanks
	Title:	Chief Financial Officer & Executive Vice President